UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, Henry Schein, Inc. (the “Company”) amended the terms of certain Amended and Restated Change in Control Agreements dated December 12, 2008 (the “Agreements”), including those between the Company and James Breslawski, Stanley Komaroff, Mark Mlotek and Steven Paladino, respectively. The amendments to the Agreements are effective as of January 1, 2012.

The amendments provide: (1) that pro rata incentive compensation payable upon certain terminations in connection with a change in control will be based on actual results for the year in which termination occurs, rather than the target incentive compensation for such year; (2) for the elimination of a tax gross-up for health benefits; and (3) for the elimination of the gross-up payment for golden parachute excise taxes under Internal Revenue Code Section 4999 in favor of a contingent cut-back where amounts payable in connection with a change in control are cut back to a safe harbor limit so that the excise taxes are not triggered, unless the amounts due would be greater (in which case no reduction will occur).

The above summary is qualified in its entirety by the Form of Amendment, attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Amendment to Amended and Restated Change in Control Agreement, effective as of January 1, 2012 between Henry Schein, Inc. and certain executive officers who are a party thereto (James Breslawski, Stanley Komaroff, Mark Mlotek and Steven Paladino, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.
(Registrant)

Date: January 20, 2012	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit

10.1	Form of Amendment to Amended and Restated Change in Control Agreement, effective as of January 1, 2012 between Henry Schein, Inc. and certain executive officers who are a party thereto (James Breslawski, Stanley Komaroff, Mark Mlotek and Steven Paladino, respectively).